EXHIBIT 10.47

                              SECOND AMENDMENT TO

                              EMPLOYMENT AGREEMENT

             BETWEEN FLAGSTAR COMPANIES, INC. AND JAMES B. ADAMSON


         This Second Amendment to Employment Agreement ("Amendment") is made and entered into as of December 31, 1996 between Flagstar Companies, Inc., a Delaware corporation (the "Company"), and James B. Adamson (the "Executive").

                                  WITNESSETH:

         WHEREAS, the Company and the Executive entered into an Employment Agreement dated as January 10, 1995 (the "Agreement");

         WHEREAS, the Company and the Executive desire to extend the term of the Executive's employment under the Agreement and the Company desires to provide the Executive with additional incentives to continue in the employ of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

         1. The first two sentences of section 1 of the Agreement are amended and restated in their entirety to provide as follows:

                  "The Company agrees to employ the Executive from the first day following the Executive's termination of his employment with his prior employer (the "Commencement Date") until the close of business on January 31, 1999, unless his employment is earlier terminated pursuant to section 5. (The Executive's period of employment under this Agreement, whether ending on January 31, 1999 or earlier pursuant to section 5 is hereinafter referred to as the "Employment Term," and each twelve consecutive month period or portion thereof beginning on the Commencement


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                  Date and each anniversary thereof during the Employment Term is hereinafter referred to as a "Contract Year.")"

         2. Subsection (a) of section 3 of the Agreement is amended and restated in its entirety to provide as follows:

                  "Base Compensation. During the Employment Term the Company shall pay the Executive an annual base salary (the "Base Salary") as compensation for his employment, in equal installments and at least twice in each calendar month. The Base Salary shall be at the annual rate of $950,000 for the first Contract Year; $1,000,000 for the second Contract Year; $1,050,000 for the third Contract Year; and $1,100,000 for the fourth Contract Year."

         3. New subsections (i), (j) and (k) are added to section 3 of the Agreement after subsection (h) thereof, which new subsections shall provide as follows:

                           "(i)     1996 Bonus.        On January 7, 1997, the
                  Company shall pay the Executive an Annual Bonus for calendar year 1996 in the amount of $100,000.

                           (j) Extension Bonus. Upon execution of this Amendment, as a bonus for agreeing to extend the Employment
                  Term, the Company shall forgive in full its advance of $325,000 of the Executive's 1996 Base Salary made on March 26, 1996.

                           (k) Retention Bonuses. On January 7, 1997, as a retention bonus relating to services to be performed during the year ending on December 31, 1997, the Company shall pay the Executive $1,550,000. If the Executive is employed by the Company on January 1, 1998 or if prior to January 1, 1998 (i) the Executive's employment with the Company is terminated by the Company without Cause or (ii) the Executive terminates his employment with the Company under the circumstances described in clause (A) of subsection (c)(iv) of section 5, on January 2, 1998 the Company shall pay the Executive a retention bonus, relating to services to be


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                  performed  during the year ending on December 31, 1998, in the
                  amount  of  $2,000,000;   if  the  Executive's  employment  is
                  terminated during said period by reason of the Executive's death or Permanent Disability, the amount of such retention bonus shall be $1,000,000, which shall be paid on January 2, 1998. If the Executive is employed by the Company on January 1, 1999 or if after January 1, 1998 and prior to January 1, 1999 (i) the Executive's employment with the Company is terminated by the Company without Cause or (ii) the Executive
                  terminates   his   employment   with  the  Company  under  the
                  circumstances described in clause (A) of subsection (c)(iv) of section 5, on January 2, 1999 the Company shall pay the Executive a retention bonus, relating to services to be performed during the year ending on December 31, 1999, in the
                  amount  of  $3,000,000;   if  the  Executive's  employment  is
                  terminated during said period by reason of the Executive's death or Permanent Disability, the amount of such retention bonus shall be $1,500,000, which shall be paid on January 2, 1999. The Company's obligation to pay the Executive the retention bonuses specified in this subsection (k) shall be guaranteed by Denny's Restaurants, Inc. ("Denny's") pursuant to the form of Guaranty and Security Agreement (the "Security Agreement") attached hereto as Appendix "A". The Company shall cause Denny's to execute and deliver the Security Agreement and to establish and fund the Security Account referred to in the Security Agreement with a bank reasonably acceptable to the Executive by no later than January 20, 1997. On or before January 20, 1997, Latham & Watkins shall deliver its opinion, in a form which is reasonably satisfactory to the Executive, with respect to the validity and perfection of the security interest contemplated by the Security Agreement. None of the retention bonuses provided for in this subsection (k) shall be subject to forfeiture by the Executive for any reason after the date the


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                  Executive  has  become  entitled  to  receive  each such bonus pursuant to the provisions of this subsection (k)."

         4. A new subsection (b)(v) is added to section 5 of the Agreement after subsection (b)(iv) thereof, which new subsection shall provide as follows:

                  "(v) Notwithstanding subsection (b)(iv), in the event of a Change in Control of the Company during the Employment Term, during the period commencing on the effective date of the Change in Control and ending six months thereafter, the Executive may elect to tender his resignation to the Company and upon the effective date of such termination of employment the Company shall pay the Executive a lump sum payment equal to 299% of the sum of (x) the Executive's Base Salary for the twelve month period immediately preceding the date of termination and (y) a targeted bonus amount equal to 75% of such Base Salary. In addition, (A) the Executive and/or his Family shall be entitled until the earlier of (x) the second anniversary of the date of such termination of employment or
                  (y) the commencement of coverage of the Executive and/or his Family by another group medical benefits plan providing substantially comparable benefits to the Welfare Benefits and which does not contain any pre-existing condition exclusions or limitations, to receive and participate in the Welfare Benefits in addition to any continuation coverage which the Executive and/or his Family is entitled to elect under Section 4980B of the Code, (B) the Option shall be vested and exercisable as of the effective date of such termination and
                  (C) the Restricted Stock shall be 100% vested on the effective date of such termination. The foregoing payments and benefits shall also be provided to the Executive if the Executive's employment with the Company is terminated by the Company without Cause or the Executive terminates his employment with the Company under the circumstances described in clause (A) of subsection (c)(iv) of section 5 during the


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                  period commencing on the effective date of such Change in
                  Control and ending six months thereafter."

         5. Subsection (a)(iii) of section 5 is amended and restated in its entirety to provide as follows:

                  "(iii) the close of business on the date on which the Company gives the Executive written notice of the Company's termination of his employment as a "Termination without Cause" (as defined in subsection (c)) or the close of business on the effective date of a termination of the Executive's employment with the Company pursuant to clauses (A) through (D) of subsection (c)(iv) of section 5;"

         6. Clause (B) of subsection (b)(iii) of section 5 is amended by inserting the following words at the beginning of such clause: "not later than 90 days after such termination,".

         7. Subsection (c)(ii) of section 5 is amended and restated in its entirety to provide as follows:

                  "(ii)    A "Change in Control of the Company" shall occur on
                  the date on which designees of TW Associates, L.P. and KKR Partners II, L.P. (collectively, "KKR") no longer constitute a majority of the Board."

         8. Clause (A) of subsection (c)(iv) of section 5 is amended and restated in its entirety to provide as follows:

                  "(A) upon (i) the failure of Denny's to execute and deliver the Security Agreement and to establish and fund the Security Account referred to in the Security Agreement with a bank reasonably acceptable to the Executive by no later than January 20, 1997, (ii) the occurrence of an Event of Default under the Security Agreement or (iii) 10 days' prior written notice from the Executive of his voluntary termination of his employment with the Company following a breach by the Company of a material provision of this Agreement or of the Security Agreement or a change by the


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                  Company of the Executive's  title or duties as Chairman of the
                  Board and Chief Executive Officer of the Company without the Executive's consent, which breach or change the Company does not correct within 30 days or such longer reasonable amount of time required to correct such breach or change, not to exceed 90 days, after the Executive notifies the Board in writing of
                  the  action  or   omission   which  the   Executive   believes
                  constitutes such a breach or change;"

         9. Subsection (e) of section 5 is amended and restated in its entirety to provide as follows:

                  "(e) In the event of any termination of the Executive's employment by the Company or by the Executive under the circumstances described in clauses (A) through (D) of subsection (c)(iv), the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self-employment shall not be offset against any obligations of the Company to the Executive under this Agreement."

         10. The Executive and the Company each represent and warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

                                           Flagstar Companies, Inc.

                                           By /s/ Rhonda J. Parish
                                              ________________________
                                           Title:


                                           /s/ James B. Adamson
                                           -------------------------
                                           James B. Adamson


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